EXHIBIT II

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all SBC and other Ameritech Entities (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to Ordinary Shares, nominal value HUF 100, of Magyar Tavkozlesi RT, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

                                     * * * *

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 16th day of February 2000.



                                    SBC COMMUNICATIONS INC.



Dated: February 16, 2000            By:  /s/ James S. Kahan
                                       -----------------------------
                                        James S. Kahan
                                        Senior Executive Vice President,
                                        Corporate Development



                                       On behalf of:

                                    AMERITECH CORPORATION
                                    AMERITECH INTERNATIONAL, INC.
                                    AMERITECH INTERNATIONAL SPAIN, S.L.